EXhibit 99.1

REVER HOLDINGS, LLC.

Consolidated Financial Statements

For The Year Ended And As Of

December 31, 2020

rever holdings, LLC.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Member of Rever Holdings, LLC.

San Jose, California

We have audited the accompanying consolidated financial statements of Rever Holdings, LLC. (the ''Company''), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statement of operations, changes in member's deficit, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rever Holdings, LLC. as of December 31, 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ ArmaninoLLP

Bellevue, Washington

July 28, 2021

Rever holdings, LLC.

CONSOLIDATED BALANCE SHEET

December 31,
2020
ASSETS
Current assets
Cash and cash equivalents	$306,948
Accounts receivable, net	451,648
Inventories	1,489,522
Prepaids and other current assets	18,398
Total current assets	2,266,516
Right-of-use asset	495,428
Property, plant and equipment, net	203,896
Intangible assets, net	60,665
Other assets	110,331
Total assets	$3,136,836
LIABILITIES AND MEMBER'S DEFICIT
Current liabilities
Accounts payable	$889,101
Accounts payable - related party	4,341,428
Accrued and other current liabilities	69,503
Current portion of lease liabilities	122,006
Notes payable	248,396
Current Liabilities	5,670,434
Lease liabilities	495,522
Total liabilities	6,165,956
Commitments and Contingencies - Note 10
Member's deficit
Member's capital	661,000
Accumulated deficit	(3,690,120)
Total member's deficit	(3,029,120)
Total liabilities and member's deficit	$3,136,836

See the accompanying notes to these consolidated financial statements.

rever holdings, llc.

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended
December 31,
2020
Revenue	$4,277,478
Cost of goods sold	3,285,720
Gross profit	991,758
Operating expenses:
Sales and marketing	1,053,931
General and administration	1,472,667
Total operating expenses	2,526,598
Loss from operations	(1,534,840)
Other income (expenses):
Other income	50,040
Other expense	(466,198)
Total other expenses	(416,158)
Net loss	$(1,950,998)

See the accompanying notes to these consolidated financial statements.

rever holdings, llc.

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER'S DEFICIT

	Member's Capital	Accumulated Deficit	Total
			Member's Deficit
Balance at December 31, 2019	$661,000	$(1,739,122)	$(1,078,122)
Net loss	—	(1,950,998)	(1,950,998)
Balance at December 31, 2020	$661,000	$(3,690,120)	$(3,029,120)

See the accompanying notes to these consolidated financial statements.

rever holdings, llc.

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31,
2020
Cash flows from operating activities:
Net loss	$(1,950,998)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	54,150
Amortization of intangible assets	15,168
Other income PPP loan forgiveness	(50,040)
Change in operating assets and liabilities:
Accounts receivable	129,744
Inventories	(803,055)
Prepaids and other current assets	(3,190)
Other assets	(12,457)
Accounts payable	539,199
Accounts payable - related party	1,853,702
Accrued and other current liabilities	60,261
Lease liabilities	56,251
Net cash used in operating activities	(111,265)
Cash flow from investing activities
Purchases of property, plant and equipment	(87,527)
Net cash used in investing activities	(87,527)
Cash flow from financing activities
Proceeds from issuance of note payable	298,436
Net cash provided by financing activities	298,436
Net increase in cash and cash equivalents	99,644
Cash and cash equivalents, beginning of the year	207,304
Cash and cash equivalents, end of the year	$306,948
Supplemental cash flow information
Cash paid for interest	$826

See the accompanying notes to these consolidated financial statements.

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 1: Description of Business Nature of Operations

On December 20, 2018 Rever Holdings, LLC. ("the Company", "Rever") was created by Left Coast Ventures, Inc. ("LCV") the sole member, as a holding company for recently registered Eko Holdings, LLC. ("Eko") and Lief Holdings, LLC. ("Lief").  Eko and Lief were created to manufacture brand development, and distribution CBD infused products including third party CBD infused products. Wholly owned, licensed, and/or distributed brands within the Rever's portfolio include: SoulSpring™ CBD, and Provault™ CBD.

Note 2: Summary of Significant Accounting Policies

Basis of Presentation

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and the accounting policies set out below have been applied. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations have been reflected herein.

Principles of Consolidation

The accompanying consolidated financial statements include the assets, liabilities, revenue and expenses of all wholly-owned and majority-owned subsidiaries over which the Company exercises control and, when applicable, entities in which the Company has a controlling financial interest or is the primary beneficiary. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Risk and Uncertainties

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 outbreak in the United States has caused business disruption through mandated and voluntary closings of businesses and shelter in place orders. In response, the U.S. Government enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which includes significant provisions to provide relief and assistance to affected organizations. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings and shelter in place orders and the ultimate impact of the CARES Act and other governmental initiatives.  Certain accounting judgments and estimates performed by the Company require consideration of forecasted financial information in the context of the information reasonably available and the unknown future impact of the COVID-19 pandemic could result in a material adverse impact to the consolidated financial statements in future periods.

Cash and Cash Equivalents

Cash and cash equivalents are considered to be all highly liquid investments with original maturities of three months or less.

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 2: Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable represent amounts earned but not yet collected and are carried at their estimated collectible amounts.

The Company follows the allowance method of recognizing uncollectible accounts receivable.  The Company assesses all information available, including past due status, credit ratings, current market and customer financial conditions, and the existence of third-party insurance. Bad debt expense for the year ended December 31, 2020 totaled $32,809. As of December 31, 2020, the Company provided an allowance for doubtful accounts of $957.

Inventories

Inventories of the Company's finished goods and raw materials are valued at the lower of cost or net realizable value ("NRV"). Inventories are carried at NRV whenever such becomes lower than cost due to damage, physical deterioration, obsolescence, changes in price levels or other causes. Cost is determined using the weighted average cost basis. Products for resale are valued at cost. The cost of inventory includes direct product costs, direct labor costs, and an allocation of manufacturing overhead costs. The allowance account is reviewed on a regular basis to reflect the accurate valuation in the financial records. Inventory items identified to be obsolete and unusable are written off and charged as expense in the period such losses are identified.  The Company has never recorded a write-down of inventory.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization related to assets used in production is recorded in cost of goods sold. Depreciation and amortization related to non-production assets is recorded through operating expenses. Depreciation and amortization are calculated on a straight-line basis over the estimated useful life of the asset as follows:

Computer equipment	2years
Machinery and equipment	4years
Leasehold improvements	4years

Impairment of Long-lived Assets

Long-lived assets, such as property, plant and equipment and intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, and quoted market values, as considered necessary. The Company recognized no impairment charges on long-lived assets for the year ended December 31, 2020.

Intangible Assets

Intangible assets are acquired at fair value at the acquisition date. Intangible assets are recorded at cost less accumulated amortization and impairment losses, if any. Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures are recognized in profit or loss as incurred.

Tradenames recognized upon acquisition are amortized on a straight-line basis over the expected useful life of 6 years.

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 2: Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services in accordance with ASU 2014-09, Revenue from Contracts with Customers ("Topic 606"). The Company enters into contracts that can include various products, which are generally capable of being distinct and accounted for as separate performance obligations. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to governmental authorities. The revenue recognition policy is consistent for sales generated directly with customers and sales generated indirectly through solution partners and resellers.

Revenues are recognized upon the application of the following steps:

1. Identification of a contract or contracts with a customer;

2. Identification of performance obligation(s) in the contract;

3. Determination of the transaction price;

4. Allocation of the transaction price to the performance obligations in the contract; and

5. Recognition of revenue when, or as, the performance obligation is satisfied.

Contracts with customers are at the point of sale and while often include transfer multiple products to a customer; they do not require future obligations. The Company generally considers each transaction as a separate performance obligation. Products are generally sold without a right of return, except for the extremely rare instance of a significant product defect identified upon delivery, which is not considered a separate performance obligation.

The Company allocates the transaction price for each contract to each performance obligation based on the relative standalone selling price ("SSP") for each performance obligation. The Company uses judgment in determining the SSP for products. The Company typically determines an SSP range for its products which are reassessed on a periodic basis or when facts and circumstances change. For all performance obligations (multiple products), the Company is able to determine SSP based on the observable prices of products sold separately in comparable circumstances to similar customers.

In certain instances, the Company may provide incentives and discounts. The discounts are generally applied to promotional products. The discounts are determinable and fixed at the inception of the contract and accounted for as a reduction of the purchase price. Contracts do not include a significant financing component.

The majority of customer contracts, which may be in the form of purchase orders, or contracts contain performance obligations for delivery of agreed upon products. Typically, when a customer contract contains multiple performance obligations, satisfaction of these obligations occurs simultaneously, at a single point in time (or within the same accounting period). Transfer of control typically occurs at the time of delivery and title and the risks and rewards of ownership have passed to the customer, and the Company has a right to payment. Thus, the Company generally recognizes revenue upon delivery of the product.

All shipping and handling activities are performed before the customers obtain control of products and accounted for as cost of goods sold.

The Company does not have any customer contracts that contain future deliverables that meet the definition of unsatisfied performance obligations in accordance with Topic 606.

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 2: Summary of Significant Accounting Policies (continued)

Fair Value Measurements

The Company determines the fair value of its financial instruments in accordance with the provisions of FASB ASC 820, Fair Value Measurement, which establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;
•

Level 3 - Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable inputs reflect the assumptions that market participants would use in pricing the asset or liability.

The carrying values of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued and other current liabilities approximated their fair values due to the short period of time to maturity or repayment.

Advertising Costs

Advertising costs are expensed as incurred and included in sales and marketing expense in the accompanying consolidated statements of operations. Advertising costs totaled $4,479 for the year ended December 31, 2020.

Income Taxes

The Company is a limited liability company that is treated as a partnership for U.S. federal and state income tax purposes. Accordingly, the Company is not subject to federal or state income taxes. The income or loss of the Company is included in the return of its member. Therefore, no provision, liability, or benefit for income taxes has been included in the consolidated financial statements. The Company does not have any unrecognized tax benefits as of December 31, 2020.  As of December 31, 2020, the Company did not accrue any interest or penalties related to uncertain tax positions.

Leases

ASC 842, Leases ("ASC 842"), requires lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. Under ASC 842, a lessee is required to recognize assets and liabilities for leases with terms of more than 12 months. Lessor accounting remains substantially similar to current U.S. GAAP. ASC 842 also provides a package of transition practical expedients that allow an entity to not reassess (1) whether any expired or existing contracts contain a lease, (2) the lease classification of any expired or existing lease, and (3) initial direct costs for any existing lease.

Effective October 1, 2019, the Company adopted ASC 842 using the modified retrospective method. Under the available practical expedient, the Company accounts for the lease and non-lease components as a single lease component for all classes of underlying assets as both a lessee and lessor. Further, the Company elected a short-term lease exception policy on all classes of underlying assets, permitting the Company to not apply the recognition requirements of ASC 842 to short-term leases (i.e. leases with terms of 12 months or less).

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 2: Summary of Significant Accounting Policies (continued)

Leases (continued)

Right-Of-Use ("ROU") assets represent the Company's right to use an underlying asset for the lease term and lease liabilities represent the corresponding obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Variable lease payments are not included in the calculation of the ROU asset and lease liability due to uncertainty of the payment amount and are recorded as lease expense in the period incurred. As most of the leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Note 3: Concentration of Credit Risk

Financial instruments that subject the Company to potential concentrations of credit risk consist principally of cash and trade accounts receivable. The Company maintains its cash primarily in U.S. bank accounts, which at times may exceed federally insured limits. At December 31, 2020, the Company did not have any uninsured cash and cash equivalents.

There were two customers that accounted for more than 10% of the Company's accounts receivables as of
December 31, 2020. There were four customers that accounted for more than 10% of the Company's revenue for the year ended December 31, 2020.

Note 4: Related Party Transactions

In the normal course of business, the Company enters into various unsecured and non-interest bearing transactions between related parties. The majority of related party activity relates to operational funding requests and services provided. Balance sheet netting is performed on an individual related party basis when the right of offset exists based on historical precedence.

At December 31, 2020, the Company had amounts due to Left Coast Ventures (parent company), of $4,341,428 for short-term working capital advances which is recorded in "Accounts payable – related party" on the accompanying balance sheet and are considered short-term.

Note 5: Inventories

Inventories consist of raw materials and finished goods. Finished goods consist of distillates & crude oil extracted from cannabis plant material as well as cannabis flower held for resale, and raw materials consist of the harvested cannabis plant material.

At December 31, 2020, inventories consisted of the following:

Raw materials	$94,225
Finished goods	1,395,297
Total inventory	$1,489,522

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 6: Property, Plant and Equipment

At December 31, 2020, property, plant and equipment consisted of the following:

Computer Equipment	$10,358
Machinery and Equipment	207,060
Leasehold Improvements	69,300
Total	286,718
Less: accumulated depreciation	(82,822)
$203,896

For the year ended December 31, 2020, depreciation expense was $54,150.

Note 7: Intangible Assets

At December 31, 2020, intangible assets consisted of the following:

Tradenames	$91,000
Less: Accumulated amortization	(30,335)
$60,665

Amortization expense for the year ended December 31, 2020 was $15,168. Estimated amortization expense for each of the ensuing years through December 31, 2024 is $15,168 per year (except for 2024 which will be $15,161).

Note 8: Leases

Operating Leases

The Company leases its business facilities from third parties under operating agreements. The leases expire under various terms through 2024.

As of December 31, 2020, the Company's right-of-use assets were $495,428, the Company's current maturities of operating lease liabilities were $122,006, and the Company's noncurrent lease liabilities were $495,522.

The table below presents lease related terms and discount rates as of December 31, 2020.

Weighted average remaining lease term
Operating leases	41
Weighted average discount rate
Operating leases	25.0%

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 8: Leases (continued)

The reconciliation of the maturities of the operating leases to the lease liabilities recorded in the Consolidated Balance Sheet as of December 31, 2020 are as follows:

2021	256,740
2022	264,438
2023	272,370
2024	115,692
Total lease payments	909,240
Less: Interest	(291,712)
$617,528
Less operating lease liablitiy, current portion	(122,006)
Operating lease liablity, long term	$495,522

For the year ended December 31, 2021, total lease expenses was $305,509.

Note 9: Notes Payable

On May 3, 2020, the Company was granted a Paycheck Protection Program loan ("PPP Loan") from Wells Fargo Bank, National Association in the aggregate amount of $248,396, pursuant to the PPP Loan. The PPP Loan proceeds were received on May 11, 2020.

Additional loan amount of $50,040 was received during the second quarter of 2020.  On December 28, 2020, this amount was forgiven by the Small Business Administration ("SBA") and the Company recorded $50,040 of other income related to the forgiveness of the PPP Loan.

The Paycheck Protection Program, ("PPP"), established under Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") enacted on March 27, 2020, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities ("Qualified Expenses"), and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP Loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months.

The Company used the proceeds for purposes consistent with the PPP and believes that its use of the loan proceeds met the conditions for forgiveness of the PPP Loan. The Company accounted for the PPP Loan as a loan in accordance with ASC 470, Debt.

Note 10: Commitments and Contingencies

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and the Company accrues for adverse outcomes as they become probable and estimable. There is one pending litigation against the Company.

rever holdings, llc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2020

Note 11: Subsequent Events

The Company has evaluated subsequent events through July 28, 2021, the date the consolidated financial statements were available to be issued.

On November 24, 2020 LCV entered into a definitive transaction agreement with TPCO Holding Corp ("TPCO"), formerly Subversive Capital Acquisition Corp., whereby TPCO will acquire all of the outstanding shares of LCV. The acquisition of LCV closed on January 15, 2021.

Concurrently with the closing of the transaction above, the Company entered into a definitive transaction agreement with LCV whereby LCV acquired all of the issued and outstanding units from the existing members of the Company. The acquisition of the Company closed on January 15, 2021.

On May 14, 2021, the PPP Loan from May 3, 2020, in the amount of $248,396 was forgiven by the SBA and the Company recorded full amount as other income related to the forgiveness of the PPP Loan.

On May 17, 2021, the Company entered into an Asset Purchase Agreement ("Transaction") to sell the operating assets and corresponding liabilities of the company combined with the coconut water business line of products, including certain assets and liability of the business line to a third party ("Buyer"). Consideration for the Transaction amounted to $4,000,000 in cash and 827,400 shares of the Buyer's common stock.